ENERGY FUELS INC.
11,300,000 Common Shares

Underwriting Agreement

February 13, 2020

Cantor Fitzgerald & Co.

As Representative of the several Underwriters listed in Schedule A hereto

c/o Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Energy Fuels Inc. (the “Company”), a company continued under the Business Corporations Act (Ontario) (the “OBCA”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 11,300,000 of its common shares, no par value (the “Shares”).  The 11,300,000 Shares to be sold by the Company are called the “Firm Shares.”  In addition, the Company has granted to the Underwriters an option to purchase up to an additional 1,695,000 Shares pursuant to such option are collectively called the “Option Shares.”  The Firm Shares and, if and to the extent such option is exercised, the Option Shares, are collectively called the “Offered Shares.”  Cantor Fitzgerald & Co. (“Cantor”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Offered Shares.  To the extent there are no additional underwriters listed on Schedule A, the term “Representative” as used herein shall mean Cantor, as Underwriter, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

1.           Background and Interpretation

(a)  The Company has prepared and filed with the U.S. Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3, File No. 333-228158, including a U.S. base prospectus (the "U.S. Base Prospectus") to be used in connection with the public offering and sale of the Offered Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the "Registration Statement."  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Shares is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement.  The preliminary U.S. prospectus supplement dated February 13, 2020 describing the Offered Shares and the offering thereof (the "Preliminary U.S. Prospectus Supplement"), together with the U.S. Base Prospectus, is called the "U.S. Preliminary Prospectus," and the U.S. Preliminary Prospectus and any other prospectus supplement to the U.S. Base Prospectus in preliminary form that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the U.S. Base Prospectus, is called a "U.S. Preliminary Prospectus."  As used herein, the term "U.S. Prospectus" shall mean the final U.S. prospectus supplement to the U.S. Base Prospectus that describes the Offered Shares and the offering thereof (the "U.S. Prospectus Supplement"), together with the U.S. Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act.

(b) The Company has prepared and filed with the securities regulatory authorities (the "Canadian Commissions") in each of the provinces of Canada, other than Québec (the "Qualifying Jurisdictions"), pursuant to the Shelf Procedures (as defined below), a preliminary short form base shelf prospectus dated November 30, 2018 (the "Canadian Preliminary Base Prospectus"), and a final short form base shelf prospectus, dated December 27, 2018 in respect of up to US$150,000,000 aggregate principal amount of common shares, warrants, subscription receipts, preferred shares, debt securities and units of the Company (collectively, the "Shelf Securities") pursuant to applicable securities laws of the Qualifying Jurisdictions and the respective rules, regulations, blanket rulings, orders and notices made thereunder and the local, uniform, national and multilateral instruments and policies adopted by the Canadian Commissions in the Qualifying Jurisdictions (collectively, as applied and interpreted, the "Canadian Securities Laws"). The Company selected the Ontario Securities Commission (the "Reviewing Authority") as its principal regulator in respect of the offering of the Shelf Securities, and the Reviewing Authority has issued a decision document (a "Decision Document") under National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions on behalf of itself and the other Canadian Commissions for each of the Canadian Preliminary Base Prospectus and the Canadian Base Prospectus. The term "Canadian Base Prospectus" means the final short form base shelf prospectus relating to the Shelf Securities, including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, at the time the Reviewing Authority issued a Decision Document with respect thereto in accordance with Canadian Securities Laws, including National Instrument 44-101 - Short Form Prospectus Distributions ("NI 44-101") and National Instrument 44-102 - Shelf Distributions (together, the "Shelf Procedures"). The term "Canadian Prospectus" means the final prospectus supplement relating to the offering then filed with the Canadian Commissions in the Qualifying Jurisdictions in accordance with the Shelf Procedures (the "Canadian Prospectus Supplement"), together with the Canadian Base Prospectus, including all documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws. All references in this Agreement to financial statements and schedules or other information which is "contained", "included", "described", "referenced", "set forth" or "stated" (or other references of like import) shall be deemed to mean and include all such financial statements and other information which is incorporated by reference in or otherwise deemed by Canadian Securities Laws to be a part of or included in the Canadian Preliminary Base Prospectus, the Canadian Base Prospectus or the Canadian Prospectus, as the case may be. All references in this Agreement to the Canadian Preliminary Base Prospectus, the Canadian Base Prospectus and the Canadian Prospectus or any amendments or supplements to any of the foregoing (including any Supplementary Material) shall be deemed to include any copy thereof filed with the Canadian Commissions pursuant to the System for Electronic Document Analysis and Retrieval ("SEDAR").

(c)  The U.S. Prospectus and the Canadian Prospectus are hereinafter collectively sometimes referred to as the "Prospectuses." The U.S. Prospectus Supplement and the Canadian Prospectus Supplement are hereinafter collectively sometimes referred to as the "Prospectus Supplements."

(d)        Any amendment or supplement to the U.S. Prospectus or the Canadian Prospectus (including any document incorporated by reference therein), that may be filed by or on behalf of the Company with the Canadian Commissions in the Qualifying Jurisdictions or with the Commission after the Canadian Prospectus Supplement and the U.S. Prospectus Supplement have been filed and prior to the expiry of the period of distribution of the Offered Shares, is referred to herein collectively as the "Supplementary Material."

(e)      As used herein, "Applicable Time" is 4.30 p.m. (New York time) on the date of this Agreement.  As used herein, "free writing prospectus" has the meaning set forth in Rule 405 under the Securities Act, and "Time of Sale Prospectus" means the U.S. Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified on Schedule B hereto and the pricing information set forth on Schedule C hereto.  As used herein, "Road Show" means a "road show" (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Shares contemplated hereby that is a "written communication" (as defined in Rule 405 under the Securities Act).

(f)        All references in this Agreement to financial statements and schedules and other information which are "contained," "included" or "stated" in, or "part of" the Registration Statement, the Rule 462(b) Registration Statement, the U.S. Preliminary Prospectus, any U.S. Preliminary Prospectus, the U.S. Base Prospectus, the Time of Sale Prospectus or the U.S. Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the U.S. Preliminary Prospectus, any U.S. Preliminary Prospectus, the U.S. Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

(g)        All references in this Agreement to amendments or supplements to the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Base Prospectus, the Time of Sale Prospectus or the U.S. Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") that is or is deemed to be incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Base Prospectus, or the U.S. Prospectus, as the case may be.

(h)       All references in this Agreement to (i) the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Base Prospectus or the U.S. Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") and (ii) the U.S. Prospectus shall be deemed to include any "electronic  U.S. Prospectus" provided for use in connection with the offering of the Offered Shares as contemplated by Section 4(n).

(i)    As used herein, "Business Day" shall mean a day on which each of the NYSE American LLC ("NYSE American") and the Toronto Stock Exchange ("TSX" and together with the NYSE American, the "Exchanges") is open for trading and commercial banks in the City of New York and the City of Toronto are open for business.

(j)    As used herein, "associate", "misrepresentation", "material fact", and "material change" shall have the meanings given to such terms under applicable Canadian Securities Laws, and the terms "affiliate" and "subsidiary" shall have the meanings given to such terms in National Instrument 45-106 - Prospectus Exemptions.

The Company hereby confirms its agreements with the Underwriters as follows:

2. Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter and Cantor Fitzgerald Canada Corporation (“CFCC”) as of the date of this Agreement, the Applicable Time, the First Closing Date (as hereinafter defined) and each Option Closing Date (as hereinafter defined), if any, as follows:

(a) Compliance with Registration Requirements.  The Registration Statement has become effective under the Securities Act.  The Company has complied, to the Commission's satisfaction, with all requests of the Commission for additional or supplemental information, if any.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.  At the time the Company's Annual Report on Form 10-K for the year ended December 31, 2018 (the "Annual Report") was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act.  The Company meets the requirements for use of Form S-3 under the Securities Act specified in Financial Industry Regulatory Authority Inc. ("FINRA") Conduct Rule 5110(B)(7)(C)(i). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the U.S. Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b) Compliance with Canadian Laws and Regulations. The Company is eligible to use the Shelf Procedures. No cease trade order preventing or suspending the use of the Canadian Preliminary Base Prospectus or the Canadian Prospectus or preventing the distribution of the Offered Shares has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened, by any of the Canadian Commissions; as of their respective dates, the Canadian Preliminary Base Prospectus and the Canadian Prospectus complied in all material respects with all applicable Canadian Securities Laws; each of the Canadian Commissions in the Qualifying Jurisdictions has issued or is deemed to have issued receipts for the Canadian Preliminary Base Prospectus and the Canadian Prospectus. On the First Closing Date and each Option Closing Date (i) the Canadian Prospectus will comply in all material respects with the Canadian Securities Laws and (ii) the Canadian Prospectus or any amendment or supplement thereto constituted at the respective dates thereof, and will constitute at the First Closing Date and each Option Closing Date full, true and plain disclosure of all material facts relating to the Offered Shares, that is required to be in the Canadian Prospectus, and did not at the respective dates thereof, and will not at the First Closing Date and each Option Closing Date contain a misrepresentation or an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. To its knowledge, the Company is not a "related issuer" or "connected issuer" (as those terms are defined in National Instrument 33-105 - Underwriting Conflicts of the Canadian Securities Administrators) of any of the Underwriters.

(c) Disclosure.  Each U.S. Preliminary Prospectus and the U.S. Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, the Time of Sale Prospectus did not, and at the time of each sale of the Offered Shares and at the First Closing Date (as defined in Section 3), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The U.S. Prospectus, as of its date and (as then amended or supplemented) at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the U.S. Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 10(b).  There are no contracts or other documents required to be described in the Time of Sale Prospectus or the U.S. Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(d) Reporting Issuer and TSX and NYSE American Status. The Company is a "reporting issuer" in the Qualifying Jurisdictions. The Company is in compliance in all material respects with the by-laws, rules and regulations of each of the Exchanges.

(e) Short Form Eligibility. The Company is eligible to file a prospectus in the form of a short form prospectus under NI 44-101.

(f) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Prospectuses and the Registration Statement, when they were filed with the Canadian Commissions in each of the Qualifying Jurisdictions or the Commission under the Securities Act or the Exchange Act, conformed in all material respects to the requirements of the Canadian Securities Laws or U.S. Securities Laws, as applicable; and any further documents to be incorporated by reference in the Prospectuses or the Registration Statement subsequent to the effectiveness of the Registration Statement and prior to the completion of the distribution of the Offered Shares, when such documents are so filed, will conform in all material respects to the applicable requirements of Canadian Securities Laws and U.S. Securities Laws, as applicable, and will not contain a misrepresentation or an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an "ineligible issuer" in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act.  Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the U.S. Prospectus or any U.S. Preliminary Prospectus and not superseded or modified.  Except for the free writing prospectuses, if any, identified in Schedule B, and electronic road shows, if any, furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the Representative's prior written consent, prepare, use or refer to, any free writing prospectus.  Each Road Show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Market Capitalization.  At the time the Registration Statement was originally declared effective, and at the time the Company's most recent Annual Report on Form 10-K was filed with the Commission, the Company met the then applicable requirements for the use of Form S-3 under the Securities Act, including General Instruction I.B.1 of Form S-3.  The Company satisfies the pre-1992 eligibility requirements for the use of a registration statement on Form S-3 in connection with this offering (the pre-1992 eligibility requirements for the use of the registration statement on Form S-3 include (i) having a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) having been subject to the Exchange Act reporting requirements for a period of 36 months).  The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(i) Distribution of Offering Material By the Company.  Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 3, and (ii) the completion of the Underwriters' distribution of the Offered Shares, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectuses or any free writing prospectus reviewed and consented to by the Representative, and the free writing prospectuses, if any, identified on Schedule B.

(j) Financial Information.  The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectuses, if any, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Material Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders' equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity in all material respects with GAAP (as defined below) applied on a consistent basis during the periods involved; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectuses that are not included or incorporated by reference as required; the Company and the Material Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectuses; and all disclosures contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectuses and the Issuer Free Writing Prospectuses, if any, regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The financial data set forth or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectuses under the captions "Selected Financial Data" and "Consolidated Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectuses. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectuses fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.

(k) Conformity with EDGAR Filing.  The U.S. Preliminary Prospectus and U.S.  Prospectus delivered to the Underwriter for use in connection with the sale of the Offered Shares pursuant to this Agreement will be identical to the versions of the U.S. Preliminary Prospectus and U.S.  Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(l) Organization.  The Company and each of its Material Subsidiaries are duly organized, validly existing as a corporation and in good standing under the Laws of their respective jurisdictions of organization.  The Company and each of its Subsidiaries are duly licensed or qualified as a foreign corporation for transaction of business and in good standing (where such concept is recognized) under the Laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectuses, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, shareholders' equity or results of operations of the Company and the Material Subsidiaries taken as a whole, or prevent or materially interfere with the consummation of the transactions contemplated hereby (a "Material Adverse Effect").

(m) Subsidiaries.  The subsidiaries set forth on Schedule D (collectively, the "Material Subsidiaries"), include all of the Company's significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission).  Except as set forth in the Registration Statement and in the Prospectuses, the Company owns, directly or indirectly, all of the equity interests of the Material Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Material Subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(n) Minute Books.  Since January 1, 2018, all existing minute books of the Company and each of the Material Subsidiaries, including all existing records of all meetings and actions of the board of directors (including, the Audit, Compensation and Governance and Nominating Committees and other board committees) and shareholders of the Company (collectively, the "Corporate Records") have been made available to the Underwriters and their counsel, and all such Corporate Records are complete in all material respects. There are no transactions, agreements or other actions of the Company or any of the Material Subsidiaries that are required to be recorded in the Corporate Records that are not properly approved and/or recorded in the Corporate Records.  All required filings have been made with the appropriate government registries and institutions in the Province of Ontario in a timely fashion under the OBCA, except for such filings where the failure to file would not have a Material Adverse Effect, either individually or in the aggregate.

(o) No Violation or Default. Neither the Company nor any of its Material Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Material Subsidiaries is bound or to which any of the property or assets of the Company or any of its Material Subsidiaries are subject; or (iii) except as disclosed in the Registration Statement and the Prospectus, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority in violation of any Law of any Governmental Authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.  To the Company's knowledge, no other party under any material contract or other agreement to which it or any of its Material Subsidiaries is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

(p) No Material Adverse Effect.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus, the Prospectuses and the Free Writing Prospectuses, if any (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company and the Material Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Material Subsidiary, which is material to the Company and the Material Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of its Material Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Material Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement or Prospectuses (including any document deemed incorporated by reference therein).

(q) Capitalization.  The issued and outstanding Shares have been validly issued, are fully paid and nonassessable and, other than as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectuses, are not subject to any preemptive rights, rights of first refusal or similar rights.  The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectuses as of the dates referred to therein (other than the grant of additional options under the Company's existing stock option plans, or changes in the number of outstanding Shares due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Shares outstanding on the date hereof) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectuses.  The description of the securities of the Company in the Registration Statement, the Time of Sale Prospectus and the Prospectuses is complete and accurate in all material respects.  Except as disclosed in or contemplated by the Registration Statement, the Time of Sale Prospectus or the Prospectuses, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any Shares or other securities.

(r) Authorization; Enforceability.  The Company has full corporate right, power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general equitable principles.

(s) Authorization of the Offered Shares.  The Offered Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Offered Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Registration Statement, the Time of Sale Prospectus and the Prospectuses.

(t) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale by the Company of the Offered Shares, except for (i) the qualification of the Offered Shares for distribution in the United States from the Canadian Commissions; and (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities Laws or Laws of the FINRA or the NYSE American or TSX in connection with the sale of the Offered Shares.

(u) No Preferential Rights.  Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectuses, (i) and except pursuant to options to purchase Shares pursuant to outstanding options, share appreciation rights, restricted stock units, warrants or convertible debentures, no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a "Person"), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a "poison pill" provision or otherwise) to purchase any Shares of any other capital stock or other securities of the Company, (iii)  no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Stock, and (iv) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Offered Shares, and (v) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act or qualify for distribution under Canadian Securities Laws any Shares or other securities of the Company, or to include any such shares or other securities in the Registration Statement or included or incorporated by reference in the Time of Sale Prospectus and the Prospectuses or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement, the Prospectuses (or documents incorporated by reference therein) or the sale of the Offered Shares as contemplated thereby or otherwise.

(v) Independent Public Accounting Firm.  KPMG LLP (the "Accountant"), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company's most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectuses, are and, during the periods covered by their report, were (i) an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States) and (ii) an independent auditor as required by the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and there has never been a reportable disagreement (within the meaning of National Instrument 51-102 Continuous Disclosure Obligations) between the Company and the Accountant (or any former accountant or auditor).  To the Company's knowledge, after due and careful inquiry, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") or with respect to the Company.

(w) Enforceability of Agreements.  All agreements between the Company and third parties expressly referenced in the Prospectuses are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities Laws or public policy considerations in respect thereof, and except for any other potentially unenforceable term that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(x) No Litigation.  Except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectuses, there are no actions, suits or proceedings by or before any Governmental Authority pending, nor, to the Company's knowledge, any audits or investigations by or before any Governmental Authority, to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Material Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the company or any of the Material Subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely effect the ability of the Company to perform its obligations under this Agreement; except as disclosed in the Registration Statement and Prospectus and, to the Company's knowledge, no such actions, suits, proceedings, audits or investigations are threatened or contemplated by any Governmental Authority or threatened by others; and (i) there are no current or pending audits, investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Securities Act or Canadian Securities Laws to be described in the Time of Sale Prospectus or Prospectuses that are not so described; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

(y)  Consents and Permits.  The Company and each Subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as currently conducted, and neither the Company nor any Subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

(z) Intellectual Property.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectuses, the Company and its Material Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the "Intellectual Property"), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectuses (i) there are no rights of third parties to any such Intellectual Property owned by the Company and its Material Subsidiaries; (ii) to the Company's knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's and its Material Subsidiaries' rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company and its Material Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company's knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Registration Statement, the Time of Sale Prospectus and the Prospectuses as being owned by or licensed to the Company; and (vii) the Company and its Material Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vii) above, for any such infringement by third parties or any such pending or threatened suit, action, proceeding or claim as would not, individually or in the aggregate, result in a Material Adverse Effect.

(aa) No Material Defaults.  Neither the Company nor any of the Material Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.  The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

(bb) Certain Market Activities.  Neither the Company nor any of the Material Subsidiaries, nor to the knowledge of the Company any of their respective directors or officers has taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or of any "reference security" (as defined in Rule 100 of Regulation M under the Exchange Act ("Regulation M")) with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(cc) Broker/Dealer Relationships.  Neither the Company nor any of the Material Subsidiaries or any related entities (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a "person associated with a member" or "associated person of a member" (within the meaning set forth in the FINRA Manual).

(dd) No Reliance.  The Company has not relied upon the Underwriter or legal counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Offered Shares.

(ee) Taxes.  The Company and each of the Material Subsidiaries have filed all federal, state, provincial, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect.  Except as otherwise disclosed in or contemplated by the Registration Statement, the Time of Sale Prospectus or the Prospectuses, no tax deficiency has been determined adversely to the Company or any of the Material Subsidiaries which has had, individually or in the aggregate, a Material Adverse Effect.  The Company has no knowledge of any federal, state, provincial or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

(ff) Title to Real and Personal Property.  Except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectuses, the Company and the Material Subsidiaries have good and marketable title in fee simple to all items of real property owned by them, good and valid title to all personal property described in the Registration Statement, the Time of Sale Prospectus or the Prospectuses as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of the Material Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect.  Any real or personal property described in the Registration Statement, the Time of Sale Prospectus or the Prospectuses as being leased by the Company and any of the Material Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of the Material Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.  Each of the properties of the Company and the Material Subsidiaries complies with all applicable Laws (including building and zoning Laws and Laws relating to access to such properties), except if and to the extent disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectuses or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and the Material Subsidiaries or otherwise have a Material Adverse Effect.  None of the Company or the Material Subsidiaries has received from any Governmental Authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and the Material Subsidiaries its, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and the Material Subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate.

(gg) Environmental Laws. Except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectuses:

i. each of the Company and the Material Subsidiaries is in compliance in all material respects with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, bylaws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign (the "Environmental Laws") relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substance, including any uranium or derivatives thereof (the "Hazardous Substances"), except where such non-compliance would not have a Material Adverse Effect, either individually or in the aggregate;

ii. each of the Company and the Material Subsidiaries has obtained all licenses, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (the "Environmental Permits") necessary as at the date hereof for the operation of the businesses carried on or proposed to be commenced by the Company and the Material Subsidiaries and each Environmental Permit is valid, subsisting and in good standing and to the knowledge of Company neither the Company nor the Material Subsidiaries is in default or breach of any Environmental Permit which would have a Material Adverse Effect, and no proceeding is pending or, to the knowledge of the Company or the Material Subsidiaries, threatened, to revoke or limit any Environmental Permit;

iii. neither the Company nor the Material Subsidiaries has used, except in compliance with all Environmental Laws and Environmental Permits, and other than as may be incidental to mineral resource exploration, development, mining, recovery, processing or milling, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

iv. neither the Company nor the Material Subsidiaries (including, if applicable, any predecessor companies) has received any notice of, or been prosecuted for an offence alleging, non-compliance with any Environmental Law that would have a Material Adverse Effect, and neither the Company nor the Material Subsidiaries (including, if applicable, any predecessor companies) has settled any allegation of non-compliance that would have a Material Adverse Effect short of prosecution.  There are no orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Company or the Material Subsidiaries, nor has the Company or the Material Subsidiaries received notice of any of the same; and

v. neither the Company nor the Material Subsidiaries has received any notice wherein it is alleged or stated that the Company or the Material Subsidiaries is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any Environmental Laws.  Neither the Company nor the Material Subsidiaries has received any request for information in connection with any federal, state, municipal or local inquiries as to disposal sites.

(hh) Disclosure Controls.  The Company and each of the Material Subsidiaries maintain systems of internal accounting controls applicable under GAAP sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Registration Statement, Time of Sale Prospectus or Prospectuses).  Since the date of the latest audited financial statements of the Company included in the Prospectuses, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting (other than as set forth in the Registration Statement, Time of Sale Prospectus or Prospectuses).  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of the Material Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared.  The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the "Evaluation Date").  The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective.  Since the Evaluation Date, there have been no significant changes in the Company's internal control over financial reporting (as such term is defined in Item 308 of Regulation S-K under the Securities Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

(ii) Certification of Disclosure.  There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act, National Instrument 52-109 Certification of Disclosure in Issuers' Annual and Interim Filings ("NI 52-109") and the rules and regulations promulgated thereunder.  Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) and each certifying officer of the Company (or each former certifying officer of the Company and each former certifying officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission and as required to be made and filed by NI 52-109.  For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act and "certifying officer" shall have the meanings given to such term in NI 52-109.

(jj) Mining Rights. The White Mesa Mill, Henry Mountains Complex, Roca Honda Project, Canyon Mine Project, Daneros Project, Sheep Mountain Project, La Sal Project, Nichols Ranch Project and Alta Mesa ISR Project, as described in the Registration Statement and the Prospectuses (collectively, the "Material Properties") are the only resource properties currently material to the Company in which the Company or the Material Subsidiaries have an interest; the Company, through the Material Subsidiaries, holds either freehold title, mining leases, mining concessions, mining claims, exploration permits, prospecting permits or participant interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which the Material Properties are located, in respect of the ore bodies and minerals located on the Material Properties in which the Company (through the applicable Subsidiary) has an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company (through the applicable Subsidiary) to explore for and exploit the minerals relating thereto; all leases or claims and permits relating to the Material Properties in which the Company (through the applicable Subsidiary) has an interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting; except as disclosed in the Registration Statement and the Prospectuses, the Company (through the applicable Subsidiary) has all necessary surface rights, access rights and other necessary rights and interests relating to the Material Property in which the Company (through the applicable Subsidiary) have an interest granting the Company (through the applicable Subsidiary) the right and ability to explore for and exploit minerals, ore and metals for development and production purposes as are appropriate in view of the rights and interest therein of the Company or the applicable Subsidiary, with only such exceptions as do not materially interfere with the current use made by the Company or the applicable Subsidiary of the rights or interest so held, and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in all respects in the name of the Company or the applicable Subsidiary; except as disclosed in the Prospectuses, the Company and the Material Subsidiaries do not have any responsibility or obligation to pay any commission, royalty, license, fee or similar payment to any person with respect to the property rights thereof, except where such fee or payment would not have a Material Adverse Effect, either individually or in the aggregate;

i. the Company or the applicable Subsidiary holds direct interests in the Material Properties, as described in the Registration Statement and the Prospectuses (the "Project Rights"), under valid, subsisting and enforceable agreements or instruments, to the knowledge of the Company and all such agreements and instruments in connection with the Project Rights are valid and subsisting and enforceable in accordance with their terms;

ii. the Company and the Material Subsidiaries have identified all the material permits, certificates, and approvals (collectively, the "Permits") which are or will be required for the exploration, development and eventual or actual operation of the Material Properties, which Permits include but are not limited to environmental assessment certificates, water licenses, land tenures, rezoning or zoning variances and other necessary local, provincial, state and federal approvals; and, except as disclosed in the Registration Statement and the Prospectuses, the appropriate Permits have either been received, applied for, or the processes to obtain such Permits have been or will in due course be initiated by the Company or the applicable Subsidiaries; and, except as disclosed in the Registration Statement and the Prospectuses, neither the Company nor the applicable Subsidiaries know of any issue or reason why the Permits should not be approved and obtained in the ordinary course;

iii. all assessments or other work required to be performed in relation to the material mining claims and the mining rights of the Company and the applicable Subsidiary in order to maintain their respective interests therein, if any, have been performed to date and, except as disclosed in the Registration Statement and Prospectuses, the Company and the applicable Subsidiary have complied in all material respects with all applicable governmental laws, regulations and policies in this regard as well as with regard to legal, contractual obligations to third parties in this regard except in respect of mining claims and mining rights that the Company and the applicable Subsidiary intend to abandon or relinquish and except for any non-compliance which would not either individually or in the aggregate have a Material Adverse Effect; all such mining claims and mining rights are in good standing in all respects as of the date of this Agreement;

iv. except as disclosed in the Registration Statement and the Prospectuses, all mining operations on the properties of the Company and the Material Subsidiaries (including, without limitation, the Material Properties) have been conducted in all respects in accordance with good mining and engineering practices and all applicable workers' compensation and health and safety and workplace laws, regulations and policies have been duly complied with;

v. except as disclosed in the Registration Statement and the Prospectuses, there are no environmental audits, evaluations, assessments, studies or tests relating to the Company or the Material Subsidiaries except for ongoing assessments conducted by or on behalf of the Company and the Material Subsidiaries in the ordinary course;

vi. the Company made available to the respective authors thereof prior to the issuance of all of the applicable technical reports relating to the Material Properties (the "Reports"), for the purpose of preparing the Reports, as applicable, all information requested, and no such information contained any material misrepresentation as at the relevant time the relevant information was made available;

vii. the Reports complied in all material respects with the requirements of NI 43-101 as at the date of each such Report; and

viii. the title reports listed on Exhibit 1(ff) attached hereto (the "Title Opinions") are to the knowledge of the Company, correct and complete in all material respects on the date hereof, except as in respect of concessions which are (i) not material, or (ii) were permitted to expire or were sold in the ordinary course of business, as described in the Registration Statement or Prospectuses.

(kk) Brokers.  Neither the Company nor any of the Material Subsidiaries has incurred any liability for any finder's fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to or pursuant to this Agreement.

(ll) Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of the Material Subsidiaries exists or, to the knowledge of the Company, is threatened that could reasonably be expected to have resulted in a Material Adverse Effect.

(mm) Local Disputes.  Except as disclosed in the Registration Statement and the Prospectus, no dispute between the Company and any local, native or indigenous group exists, or to the Company's knowledge, is threatened or imminent with respect to any of the Company's properties or exploration activities that could reasonably be expected to have a Material Adverse Effect.

(nn) Investment Company Act.  Neither the Company nor any of the Material Subsidiaries is, or will be, either after receipt of payment for the Offered Shares or after the application of the proceeds therefrom as described under "Use of Proceeds" in the Registration Statement, the Time of Sale Prospectus or the Prospectuses, required to register as an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

(oo) Operations.  The operations of the Company and the Material Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the Proceeds of Crime (Money Laundering), Terrorist Financing Act (Canada), the Corruption of Foreign Public Officials Act (Canada) and applicable rules and regulations thereunder, and the money laundering Laws of all jurisdictions to which the Company or the Material Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the "Money Laundering Laws"); and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of the Material Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp) Off-Balance Sheet Arrangements.  There are no transactions, arrangements and other relationships between and/or among the Company, and/or any of its affiliates and any unconsolidated entity, including any structural finance, special purpose or limited purpose entity (each, an "Off-Balance Sheet Transaction") that could reasonably be expected to affect materially the Company's liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission's Statement about Management's Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectuses which have not been described as required.

(qq) ERISA.  To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of the Material Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986 (the "Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(rr) Forward-Looking Statements.  Each financial or operational projection or other "forward-looking statement" (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act and no forward-looking information within the meaning of Section 1(1) of the Ontario Securities Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectuses (i) was so included by the Company in good faith and with reasonable basis by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by cautionary statements identifying factors that could cause actual results to differ materially from those in such forward-looking statement.  No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading.

(ss) Margin Rules.  Neither the issuance, sale and delivery of the Offered Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectuses will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(tt) Insurance.  The Company and each of the Material Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of the Material Subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses in similar industries.

(uu) No Improper Practices.  (i) Neither the Company nor, to the Company's knowledge, the Material Subsidiaries, nor to the Company's knowledge, any of their respective executive officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, provincial, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectuses; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company's knowledge, any Material Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and shareholders of the Company or, to the Company's knowledge, any Material Subsidiary, on the other hand, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectuses that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Material Subsidiary or any affiliate of them, on the one hand, and the directors, officers, or shareholders of the Company or, to the Company's knowledge, any Material Subsidiary, on the other hand, that is required by the rules of FINRA (or Canadian equivalent thereof) to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectuses that is not so described; (iv) except as described in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company's knowledge, any Material Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Shares to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Material Subsidiary to alter the customer's or supplier's level or type of business with the Company or any Material Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Material Subsidiary or any of their respective products or services, and, (vi) neither the Company nor any Material Subsidiary nor, to the Company's knowledge, any employee or agent of the Company or any Material Subsidiary has made any payment of funds of the Company or any Material Subsidiary or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977 and the Corruption of Foreign Public Officials Act (Canada)), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectuses.

(vv) No Conflicts.  Neither the execution of this Agreement, nor the issuance, offering or sale of the Offered Shares, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that could not reasonably be expected to have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any Governmental Authority having jurisdiction over the Company, except such violations that could not reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate.

(ww) Sanctions.  The Company represents that, neither the Company nor any of the Material Subsidiaries (collectively, the "Entity") nor, to the Company's knowledge, any director, officer, employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (ww), "Person") that is, or is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty's Treasury, the Office of the Superintendent of Financial Institutions (Canada), or pursuant to the Special Economic Measures Act (Canada) or other relevant sanctions authority or relevant statute, rule, or regulation (collectively, "Sanctions"), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Balkans, Belarus, Burma/Myanmar, Cote D'Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, Libya, Nicaragua, North Korea, Russia, Somalia, Sudan and Darfur, South Sudan, Syria, Ukraine, Venezuela, Yemen and Zimbabwe).

 (ii)  The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

 (iii)  The Entity represents and covenants that, except as detailed in the Registration Statement and the Prospectuses, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xx)  Compliance with Laws.  Except as disclosed in the Registration Statement and the Prospectus, the Company and each of its Material Subsidiaries are conducting their business in compliance with all applicable Laws in the jurisdictions in which it carries on business; the Company has not received a notice of non-compliance, nor knows of any facts that would reasonably be expected to give rise to a notice of non-compliance with any such Laws, and is not aware of any pending change or contemplated change to any applicable Law or governmental position; in each case that would be reasonably likely to result in a Material Adverse Effect.

(yy) Compliance with NI 43-101.  The Company is in compliance, in all material respects, with the provisions of NI 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and has filed all technical reports required thereby and, at the time of filing, all such reports complied, in all material respects, with the requirements of NI 43-101; all scientific and technical information disclosed in the Registration Statement or included or incorporated by reference in the Time of Sale Prospectus and the Prospectuses: (i) is based upon information prepared, reviewed and/or verified by or under the supervision of a "qualified person" (as such term is defined in NI 43-101), (ii) has been prepared and disclosed in accordance with Canadian industry standards set forth in NI 43-101, and (iii) was true, complete and accurate in all material respects at the time of filing.

(zz) Filings.  Since January 1, 2018, the Company has filed all documents or information required to be filed by it under Canadian securities laws, the Securities Act, the Exchange Act, the Securities Act Regulations and the rules, regulations and policies of the Exchanges, except where the failure to file such documents or information will not have a Material Adverse Effect, either individually or in the aggregate; all material change reports, annual information forms, financial statements, management proxy circulars and other documents filed by or on behalf of the Company with the Exchanges, the Commission and the Canadian Commissions, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and did not contain a misrepresentation at the time at which it was filed; the Company has not filed any confidential material change report or any document requesting confidential treatment with any securities regulatory authority or regulator or any exchange that at the date hereof remains confidential.

(aaa) Statistical and Market-Related Data.  All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectuses are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

(bbb) Stock Exchange Listing.  The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the NYSE American and the TSX, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the NYSE American or the TSX, nor has the Company received any notification that the Commission, the NYSE American or the TSX is contemplating terminating such registration or listing. To the Company's knowledge, it is in compliance with all applicable listing requirements of the NYSE American and the TSX.

(ccc) Related-Party Transactions.  There are no business relationships or related-party transactions involving the Company or any of its Material Subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectuses that have not been described as required.

(ddd) FINRA Matters.  All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors in connection with the offering of the Offered Shares is true, complete, correct and compliant with FINRA's rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA rules is true, complete and correct.

(eee) Parties to Lock-Up Agreements.  The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit A (the "Lock-up Agreement") from each of the persons listed on Exhibit B.  Such Exhibit B lists under an appropriate caption the directors and officers of the Company.

(fff) Cyber Security.  (i) Except as may be included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectuses, (x) to the Company's knowledge, there has been no material security breach or other material compromise of or relating to any of the Company's information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, "IT Systems and Data") and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to its IT Systems and Data; (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, result in a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

(ggg) No Contract Terminations.  Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Time of Sale Prospectus or the Prospectuses, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company's knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(hhh) Dividend Restrictions.  No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary's equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 2.  The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 7, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3. Purchase, Sale and Delivery of the Offered Shares.

(a) The Firm Shares. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 11,300,000 Firm Shares.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $1.3818 per share.

(b) The First Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Cooley LLP, 55 Hudson Yards, New York, NY 10001 (or such other place as may be agreed to by the Company and the Representative) at 10:00 a.m. Eastern time, on February 20, 2020 or such other time and date not later than 4 p.m. Eastern time, on March 2, 2020 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representative to recirculate to the public copies of amended or supplemented Prospectuses or a delay as contemplated by the provisions of Section 12.

(c) The Option Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,695,000 Option Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Option Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which certificates for the Option Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Option Shares).  Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representative and shall not be earlier than three or later than five full Business Days after delivery of such notice of exercise.  If any Option Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (b) the Company agrees to sell the number of Option Shares set forth in the paragraph “Introductory” of this Agreement (subject to such adjustments to eliminate fractional shares as the Representative may determine).

(d) Public Offering of the Offered Shares. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectuses, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(e) Payment for the Offered Shares. (i) Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company. (ii) It is understood that the Representative has been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. Cantor, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered to the Representative for the accounts of the several Underwriters certificates for the Firm Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered through the facilities of DTC unless the Representative shall otherwise instruct, to the Representative for the accounts of the several Underwriters, certificates for the Option Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor. If the Representative so elects, delivery of the Offered Shares may be made by credit to the accounts designated by the Representative through The Depository Trust Company's full fast transfer or DWAC programs.  The certificates for the Offered Shares shall be registered in such names and denominations as the Representative shall have requested at least two full Business Days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the Business Day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

4. Additional Covenants of the Company.

 The Company further covenants and agrees with each Underwriter and CFCC as follows:

a. Delivery of Registration Statement, Time of Sale Prospectus and Prospectuses. The Company shall furnish to the Representative in New York City, without charge, prior to 10:00 a.m. New York City time on the Business Day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares, as many copies of the Time of Sale Prospectus, the Prospectuses and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

b. Representative's Review of Proposed Amendments and Supplements.  During the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representative for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representative's prior written consent.  Prior to amending or supplementing any U.S. Preliminary Prospectus, the Time of Sale Prospectus or the Canadian Prospectus or the U.S. Prospectus (including any amendment or supplement through incorporation by reference of any document), the Company shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement.  The Company shall not file or use any such proposed amendment or supplement without the Representative's prior written consent.  The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

c. Free Writing Prospectuses. The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representative's prior written consent.  The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request.  If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representative's prior written consent, which consent shall not be unreasonably withheld delayed or conditioned.

d. Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

e. Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the U.S. Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable Law, the Company shall (subject to Section 4(b) and Section 4(c)) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable Law.

f. Certain Notifications and Required Actions.  After the date of this Agreement, the Company shall promptly advise the Representative in writing of:  (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission and Canadian Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any U.S. Preliminary Prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectuses; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission or Canadian Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any U.S. Preliminary Prospectus, the Time of Sale Prospectus or the Prospectuses or of any order preventing or suspending the use of any U.S. Preliminary Prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission or Canadian Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

g. Amendments and Supplements to the Prospectuses and Other Securities Act Matters.  If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectuses so that the Prospectuses do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectuses are delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectuses to comply with applicable Law, the Company agrees (subject to Section 4(b) and Section 4(c)) to promptly prepare, file with the Commission or Canadian Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectuses so that the statements in the Prospectuses as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectuses are delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectuses, as amended or supplemented, will comply with applicable Law.  Neither the Representative's consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company's obligations under Section 4(b) or Section 4(c).

h. Blue Sky Compliance.  The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky Laws or Canadian provincial securities Laws (or other foreign Laws) of those jurisdictions designated by the Representative, shall comply with such Laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

i. Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption "Use of Proceeds" in the Registration Statement, the Time of Sale Prospectus and the Prospectuses.

j. Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

k. Earnings Statement.  The Company will make generally available to its security holders and to the Representative as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder;  provided the Company will be deemed to have furnished such earnings statement to its security holders and to the Representative to the extent it is filed on EDGAR.

l. Continued Compliance with Securities Laws.  The Company will comply with the Securities Act, the Exchange Act and Canadian Securities Laws so as to permit the completion of the distribution of the Offered Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectuses.  Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NYSE American all reports and documents required to be filed under the Exchange Act.

m. Listing.  The Company will use its commercially reasonable efforts to list, subject to notice of issuance, the Offered Shares on the NYSE American and the TSX.

n. Company to Provide Copy of the Prospectuses in Form That May be Downloaded from the Internet.  If requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one Business Day from the effective date of this Agreement, to Cantor, an "electronic U.S. Prospectus" to be used in connection with the offering and sale of the Offered Shares.  As used herein, the term "electronic U.S. Prospectus" means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Cantor, that may be transmitted electronically by Cantor to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic U.S. Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Cantor, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).  The Company hereby confirms that it has included or will include in the U.S. Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

o. Agreement Not to Offer or Sell Additional Shares.  During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Prospectuses (such period, as extended as described below, being referred to herein as the "Lock-up Period"), the Company will not, without the prior written consent of Cantor (which consent may be withheld in its sole discretion), directly or indirectly:  (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any "put equivalent position" (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any "call equivalent position " (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Shares), or file a prospectus under the Canadian Securities Laws, relating to the offer and sale of any Shares or securities convertible into or exercisable or exchangeable for Shares or other rights to purchase Shares or any other securities of the Company that are substantially similar to the Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing; or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may issue (A) Shares to effect the transactions contemplated hereby or for any pre-existing obligation of the Company currently set forth in its EDGAR filings, (B) options, share appreciation rights or restricted stock units to purchase Shares, or issue Shares upon exercise of options or share appreciation rights or vesting of restricted stock units pursuant to any stock option, stock bonus or other equity compensation plans or arrangements described in the Registration Statement, the Time of Sale Prospectus and the Prospectuses,  or (C) Shares pursuant to the exercise of warrants or conversion of convertible debentures, outstanding as of the date hereof.  For purposes of the foregoing, "Related Securities" shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.

p. Future Reports to the Representative.  During the period of five years hereafter, the Company will furnish to the Representative, c/o Cantor Fitzgerald & Co., at 499 Park Avenue, New York, New York 10022, Attention: Equity Capital Markets, with copies to Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, Attention: General Counsel: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 4(p) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

q. Investment Limitation.  The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

r. No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

s. Enforce Lock-Up Agreements.  During the Lock-up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement.  In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such "lock-up" agreements for the duration of the periods contemplated in such agreements, including "lock-up" agreements entered into by the Company's officers and directors pursuant to Section 2(eee) hereof.

t. Company to Provide Interim Financial Statements.  Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

5. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectuses, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each U.S. Preliminary Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky Laws or the provincial securities Laws of Canada, and, if requested by the Representative, preparing and printing a "Blue Sky Survey" or memorandum and a "Canadian wrapper", and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, in an amount not to exceed $10,000, (vii) the fees and expenses of the Underwriters including the fees and expenses of the counsel to the Underwriters, payable upon the execution of this Agreement, in an amount not to exceed $275,000, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" in connection with the offering of the Shares, including expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Representative, employees and officers of the Company and any such consultants, (ix) the fees and expenses associated with listing the Offered Shares on the NYSE American and TSX, and (x) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. Any such amount payable to the Underwriters may be deducted from the purchase price for the Offered Shares. Except as provided in this Section 5 or in Section 8, Section 10 or Section 11, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

6. Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

7. Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Option Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

a. Comfort Letter. On the date hereof, the Representative shall have received from KPMG LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters and CFCC, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

b. Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.  For a period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Option Shares purchased after the First Closing Date, each Option Closing Date:

i. The Company shall have filed the U.S Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective and the Canadian Prospectus shall have been filed with the Canadian Commissions in each of the Qualifying Jurisdictions and in accordance with the Canadian Securities Laws, and a receipt obtained therefor;

ii. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission;

iii. No order preventing or suspending the use of the Canadian Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any Canadian Commission or other securities regulatory authority in Canada;

iv. No order, ruling, determination having the effect of suspending the issuance, sale, exercise or conversion or ceasing the trading of the Shares or securities convertible into Shares, or any other securities of the Company shall have been issued by any Governmental Authority in Canada or the United States and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, shall be contemplated or threatened by any such court, securities regulatory authority or stock exchange;

v. The Canadian Prospectus Supplement shall have been filed with the Canadian Commissions in each of the Qualifying Jurisdictions in accordance with the Shelf Procedures; and

vi. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

c. No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Option Shares purchased after the First Closing Date, each Option Closing Date, in the judgment of the Representative there shall not have occurred any material adverse change in the authorized capital stock of the Company or any Material Adverse Effect or any development that would cause a Material Adverse Effect, or a downgrading in, or withdrawal of, the rating assigned to any of the Company's securities (other than asset backed securities) by any rating organization  or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company's securities (other than asset backed securities) that would cause a Material Adverse Effect.

d. Opinion of United States Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion and negative assurance letter of Dorsey & Whitney LLP, the Company's U.S. counsel, dated as of such date, in form and substance previously agreed.

e. Securities Opinion of Canadian Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Borden Ladner Gervais LLP, Canadian counsel to the Company, as to the qualification of the Shares for sale to the public and as to other matters governed by Canadian securities laws, provided that Borden Ladner Gervais LLP shall be entitled to rely exclusively upon the opinions of local counsel as to matters governed by jurisdictions in which it is not qualified to practice, in form and substance previously agreed.

f. Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date, the Representative shall have received a negative assurance letter of Cooley LLP, counsel for the Underwriters, in connection with the offer and sale of the Offered Shares, in form and substance previously agreed.

g. Officers' Certificate. On each of the First Closing Date and each Option Closing Date, the Representative shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 7(b)(ii) and further to the effect that:

i. for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Effect;

ii. the representations, warranties and covenants of the Company set forth in Section 2 are true and correct with the same force and effect as though expressly made on and as of such date other than those representations and warranties that speak of a certain date which shall be true and correct as of such date; and

iii. the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

h. Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representative shall have received from KPMG LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance reasonably satisfactory to the Representative, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 7(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

i. Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit A hereto from the directors and officers (as defined in Rule 16a-1(f) under the Exchange Act), and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

j. Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

k. NYSE American and TSX. The Company shall have submitted a Supplemental Listing Application to the NYSE American and a listing of additional shares with the TSX with respect to the Offered Shares. The Supplemental Listing Application for the Offered Shares shall have been authorized by the NYSE American. The Offered Shares shall have been conditionally approved for listing on the TSX, subject to the fulfillment of the usual post-closing requirements.

l. Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be in form and substance as previously agreed with the Representative and counsel for the Underwriters.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice from the Representative to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 8, Section 10 and Section 11 shall at all times be effective and shall survive such termination.

8. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representative pursuant to Section 7, Section 12 or Section 13, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

9. Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Indemnification.

a. Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, CFCC and their respective affiliates and each of their respective partners, members, directors, officers, employees and agents, and each person, if any, who controls each Underwriter or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

i. against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any U.S. Preliminary Prospectus, Time of Sale Prospectus, any free writing prospectus, or the Prospectuses (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

ii. against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d)) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed, conditioned or withheld;

iii. against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, relating to the non-compliance or alleged non-compliance by the Company with any requirement of Canadian Securities Laws or Securities Act in any of the Qualifying Jurisdictions or in the United States or any state therein in connection with the transactions herein contemplated including the Company's non-compliance or alleged non-compliance with any statutory requirement to make any document available for inspection; and

iv. against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Underwriter Information (as defined below).

b. Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company,  and its directors, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any U.S. Preliminary Prospectus, the Time of Sale Prospectus, any free writing prospectus, or the Prospectuses (or any amendment or supplement to the foregoing), in reliance upon and in conformity with information relating to such Underwriter and furnished to the Company in writing by such Underwriter or Underwriters expressly for use therein.  The Company hereby acknowledges that the only information that the Underwriter or Underwriters has furnished to the Company expressly for use in the Registration Statement, any U.S. Preliminary Prospectus, the Time of Sale Prospectus, any free writing prospectus, or the Prospectuses (or any amendment or supplement to the foregoing) are the statements set forth in the first paragraph under the caption "Commission and Expenses", the first sentence of the first paragraph under the caption "Market Making, Stabilization and Other Transactions" and the first sentence under the caption "Passive Market Making" under the caption "Underwriting" in the U.S. Preliminary Prospectus and Prospectuses (the "Underwriter Information").

c. Notifications and Other Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (plus local counsel) at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.  An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

d. Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

11. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which any indemnified party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Offered Shares (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters (before deducting expenses) from the sale of Offered Shares on behalf of the Company.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable Law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 11 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11 shall be deemed to include, for the purpose of this Section 11, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c).  Notwithstanding the foregoing provisions of Section 10 and this Section 11, the Underwriters shall not be required to contribute any amount in excess of the commissions actually received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 11, any person who controls a party to this Agreement within the meaning of the Securities Act, any affiliates of the respective Underwriters and any officers, directors, partners, employees or agents of the Underwriters or their respective affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11, will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11 except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought.  Except for a settlement entered into pursuant to the last sentence of Section 10(c), no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c).

12. Default of One or More of the Several Underwriters.  If, on the First Closing Date or any Option Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 8, Section 10 and Section 11 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectuses or any other documents or arrangements may be effected.

As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section 12. Any action taken under this Section 12 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

13. Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Canadian Commission, Commission or by the NYSE American or TSX, or trading in securities generally on either the TSX, NASDAQ or the NYSE American shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York, or Canadian authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale or the Prospectuses or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any change, or any development or event involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 13 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 5 or Section 8 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 10 and Section 11 shall at all times be effective and shall survive such termination.

14. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

15. Representations and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, affiliates, officers, directors or employees or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

16. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative: Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Facsimile: (212) 829-4708

Attention: General Counsel

and

 Cantor Fitzgerald Canada Corporation.

181 University Avenue

Suite 1500

Toronto, Ontario

M5H 3M7

Canada

Facsimile: (416) 350-2985

Attention: Graham Moylan

with a copy to: Cooley LLP

 55 Hudson Yards

 New York, NY 10001

 Attention: Daniel I. Goldberg, Esq.

 Facsimile: (212) 479-6275

and with a copy to Stikeman Elliott LLP

 5300 Commerce Court West

 199 Bay Street

 Toronto, ON M5L 1B9

 Canada

 Attention: Ivan T. Grbešić

 Facsimile: (416) 947-0866

If to the Company: Energy Fuels Inc.

 225 Union Blvd., Suite 600

 Lakewood, CO 80228

Attention: David Frydenlund, Chief Financial Officer,    General Counsel and Corporate Secretary

Facsimile: (303) 974-2141

with a copy to:

Borden Ladner Gervais LLP

Bay Adelaide Centre

East Tower

22 Adelaide St. W.

Toronto, ON M5H 4E3

Canada

Attention: Mark Wheeler or Jason Saltzman

Facsimile: (416) 367-6749

 and with a copy to:

Dorsey & Whitney LLP

Brookfield Place

161 Bay Street, Suite 4310

Toronto, ON M5J 2S1

Canada

Attention: Richard Raymer or James Guttman

Facsimile: (416) 367-7371

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).

17. Electronic Notice. An electronic communication ("Electronic Notice") shall be deemed written notice for purposes of this Section 17 if sent to the electronic mail address specified by the receiving party under separate cover.  Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party.  Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form ("Nonelectronic Notice") which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

18. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors and the parties referred to in Section 12.  References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Representative may assign its rights and obligations hereunder to an affiliate thereof without obtaining the Company's consent.

19. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20. Entire Agreement; Amendment; Severability; Waiver.  This Agreement (including all schedules and exhibits attached hereto issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.  Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Representative.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

21. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.  EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

22. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY (ON THE GROUNDS OF SOVEREIGNTY OR OTHERWISE) FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY IRREVOCABLY WAIVES, AS AGENTS FOR SUITS, ACTIONS OR PROCEEDINGS HEREUNDER, TO THE FULLEST EXTENT PERMITTED BY LAW, SUCH IMMUNITY IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING.

23. Appointment of Agent for Service. The Company hereby irrevocably appoints Energy Fuels Resources (USA) Inc., with offices at 225 Union Blvd., Suite 600, Lakewood, Colorado, 80228, as its agent for service of process in any suit, action or proceeding described in Section 19 and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent.  The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that such agent has agreed to act as the Company's agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

24. Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Representative could purchase United States dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given.  The obligation of the Company with respect to any sum due from it to the Representative or any person controlling the Representative shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by the Representative or any person controlling the Representative of any sum in such other currency, and only to the extent that the Agents or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to the Representative or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Representative or controlling person against such loss.  If the United States dollars so purchased are greater than the sum originally due to the Representative or controlling person hereunder, the Representative or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Representative or controlling person hereunder.

25. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission.

26. Construction.

a. the section and exhibit headings herein are for convenience only and shall not affect the construction hereof;

b. words defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

c. the words "hereof," "hereto," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

d. wherever the word "include," "includes" or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation";

e. references herein to any gender shall include each other gender;

f. references herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder;

g. if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day;

h. "knowledge" means, as it pertains to the Company, the actual knowledge of the officers and directors of the Company, together with the knowledge which they would have had if they had conducted a reasonable inquiry of the relevant persons into the relevant subject matter;

i. "Governmental Authority" means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing;

j. "Law" means any and all laws, including all federal, state, local, municipal, national or foreign statutes, codes, ordinances, guidelines, decrees, rules, regulations and by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Authority, binding on or affecting the person referred to in the context in which the term is used and rules, regulations and policies of any stock exchange on which securities of the Company are listed for trading; and

27. General Provisions.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including the indemnification provisions of Section 10 and the contribution provisions of Section 11, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 10 and Section 11 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any U.S. Preliminary Prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectuses (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.

Very truly yours,

ENERGY FUELS INC.

By:	/s/ Mark S. Chalmers
Name: Mark S. Chalmers
Title: President and Chief Executive Officer

ACCEPTED as of the date first-above written:

CANTOR FITZGERALD & CO.

By:	/s/ Mark Kaplan
Name: Mark Kaplan
Title: Global COO

For itself and the other several Underwriters named in Schedule A to this Agreement.

Acknowledged by CFCC solely for the purpose of receiving the benefit of Section 2 this Agreement.

CANTOR FITZGERALD CANADA CORPORATION

By:	/s/ Christopher Craib
Name: Christopher Craib
Title: President and Chief Financial Officer

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
Cantor Fitzgerald & Co.	6,780,000
H.C. Wainwright & Co., LLC	1,130,000
Eight Capital	1,130,000
Haywood Securities Inc.	1,130,000
Roth Capital Partners, LLC	1,130,000

Total	11,300,000

SCHEDULE B

Free Writing Prospectuses Included in the Time of Sale Prospectus

Issuer Free Writing Prospectus, dated February 13, 2020.

SCHEDULE C

Pricing Information

Firm Shares:  11,300,000

Option Shares:  1,695,000

Price to Public:  $1.47

Underwriters’ Discount:  $0.08820

SCHEDULE D

__________________________

Material Subsidiaries

__________________________

Magnum Uranium Corp.	British Columbia	100%
Titan Uranium Inc.	Canada	100%
Strathmore Minerals Corp.	British Columbia	100%
Uranium Power Corp.	British Columbia	100%
Strathmore Resources (US) Ltd.	Nevada	100%
Energy Fuels Holdings Corp.	Delaware	100%
Roca Honda Resources LLC	Delaware	100%
Magnum Minerals USA Corp.	Nevada	100%
Energy Fuels Wyoming Inc.	Nevada	100%
Energy Fuels Resources (USA) Inc.	Delaware	100%
EFR White Mesa LLC	Colorado	100%
EFR Henry Mountains LLC	Colorado	100%
EFR White Canyon Corp.	Delaware	100%
EFR Colorado Plateau LLC	Colorado	100%
EFR Arizona Strip LLC	Colorado	100%
EFR Recovery Corp.	Delaware	100%
Uranerz Energy Corporation	Nevada	100%
Wyoming Gold Mining Company, Inc.	Wyoming	100%
Wate Mining Company, LLC	Arizona	100%
EFR Alta Mesa LLC	Texas	100%
Leoncito Plant, L.L.C.	Texas	100%
Leoncito Project, L.L.C.	Texas	100%

Exhibit A

Form of Lock-up Agreement

______________, 2020

Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022
Attn: Equity Capital Markets

Re: Proposed Registered Follow-On Offering by Energy Fuels Inc.

Ladies and Gentlemen:

The undersigned, a securityholder and/or officer and/or a director of Energy Fuels Inc., a company continued under the Business Corporations Act (Ontario) (the “Company”), understands that Cantor Fitzgerald & Co. (“CF&Co.”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company relating to the proposed registered follow-on offering (the “Offering”) of the Company’s common shares, no par value (the “Common Shares”). The undersigned acknowledges that CF&Co. is relying on the representations and agreements of the undersigned contained in this lock-up agreement in conducting the Offering and, at a subsequent date, in entering into the Underwriting Agreement and other underwriting arrangements with the Company with respect to the Offering.

In recognition of the benefit that the Offering will confer upon the undersigned as a securityholder and/or officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not (and will cause any immediate family member not to), without the prior written consent of CF&Co., which may withhold its consent in its sole discretion, directly or indirectly, (i) sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a Put Equivalent Position (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or liquidate or decrease any Call Equivalent Position (as defined in Rule 16a-1(b) under the Exchange Act), pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, in each case whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), (ii) make any demand for, or exercise any right with respect to the registration of any of the Lock-Up Securities, or the filing of any registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) in connection therewith, under the Securities Act of 1933, as amended, (iii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise, or (iv) publicly announce the intention to do any of the foregoing.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities pursuant to clauses (i) through (viii) below without the prior written consent of CF&Co., provided that (1) in the case of clauses (i) through (iv) below, prior to any such transfer, CF&Co. receives a signed lock-up agreement, substantially in the form of this lock-up agreement, for the balance of the Lock-Up Period from each donee, trustee, distributee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value,  and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers, and in the cases of clauses (i) through (iii) below, such transfers are not required to be reported with the Securities and Exchange Commission under the Exchange Act:

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or

(iii) pursuant to a qualified domestic order or in connection with a divorce settlement; or

(iv) by will or intestate succession to the legal representative, heir, beneficiary or immediate family of the undersigned upon the death of the undersigned; or

(v) tenders pursuant to a bona fide third party take-over bid made to all holders of Common Shares of the Company or similar acquisition transaction, provided that in the event that the take-over bid or acquisition transaction is not completed, any Lock-Up Securities shall remain subject to the restrictions contained herein; or

(vi) any dispositions pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act in existence on the date hereof, provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the Restricted Period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act and shall also state the date such trading plan was adopted; or

(vii) any dispositions required to pay the exercise price of any stock options issued or outstanding under the Company’s equity incentive compensation plans, it being understood that all Common Shares received upon such exercise or vesting shall remain subject to the restrictions contained herein; or

(viii) any dispositions required for tax withholdings in connection with the exercise or vesting of any stock options, share appreciation rights or restricted stock units issued or outstanding under the Company’s equity incentive compensation plans, it being understood that all Common Shares received upon such exercise or vesting shall remain subject to the restrictions contained herein.

The undersigned further agrees that the foregoing provisions shall be equally applicable to any Common Shares the undersigned may purchase or otherwise receive in the Offering.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Common Shares and/or any options or warrants or other rights to acquire Common Shares or any securities exchangeable or exercisable for or convertible into Common Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Common Shares, owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any immediate family member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Common Shares. The undersigned will not, and will cause any immediate family member not to take, directly or indirectly, any such action.

As used herein, “immediate family” shall mean any of the following persons who live in the same household as the undersigned: spouse, domestic partner, lineal descendant, father, mother, brother, sister, or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin.

The undersigned represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and CF&Co.

This lock-up agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder, upon the earliest to occur, if any, of (i) the executed Underwriting Agreement being terminated prior to the closing of the Offering (other than the provisions thereof that survive termination), and (ii) ten (10) calendar days from the date of execution of the Underwriting Agreement if the Offering does not close by such date.

Very truly yours,

___________________________________
Name of Securityholder/Director/Officer (Print exact name)

By: _________________________________
      Signature

If not signing in an individual capacity:

___________________________________
Name of Authorized Signatory (Print)

___________________________________
Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity)

Exhibit B

Parties to Lock-up Agreement

J. Birks Bovaird
Mark S. Chalmers
Benjamin Eshleman III
Barbara A. Filas
Bruce D. Hansen
Dennis L. Higgs
Robert W. Kirkwood
Alexander George Morrison
David C. Frydenlund
W. Paul Goranson
Curtis H. Moore
Matthew J. Tarnowski

Exhibit 1(ff)

1. Opinion dated October 16, 2013 in respect of the Arizona Strip Mines.

2. Opinions dated July 23, 2012 and July 24, 2012 in respect of the Colorado Plateau Mines.

3. Opinions dated July 2, 2019 in respect of the Daneros Mine.

4. Opinions dated July 24, 2012 in respect of the Henry Mountains Complex.

5. Opinions dated June 10, 2019 and June 11, 2019 in respect of the Roca Honda Project.

6. Opinion dated July 24, 2012 in respect of the Sage Plain Project.

7. Opinion dated July 24, 2012 in respect of the Sheep Mountain Project.

8. Opinions dated July 2, 2019 in respect of the White Mesa Mill.

9. Opinion dated July 24, 2012 in respect of the La Sal Project.

10. Opinion dated June 26, 2019 in respect of the Whirlwind Mine.

11. "Limited Title Opinion, Hank Project, MB1 et al. Mining Claims (WMC278641 et al.), Campbell County, Wyoming" - By Brown, Drew & Massey, LLP dated October 16, 2009

  "First Supplemental Limited Title Opinion, Hank Project, MB1 et. al. Mining Claims (WMC278641 et. al.), Campbell County, Wyoming" - by Brown, Drew & Massey, LLP dated November 29, 2010
  "Second Supplemental Limited Title Opinion, Hank Project, MB1 et. al. Mining Claims (WMC278641 et. al.), Campbell County, Wyoming" - by Brown, Drew & Massey, LLP dated December 3, 2012
  "Third Supplemental Limited Title Opinion, Hank Project, MB1 et. al. Mining Claims (WMC278641 et. al.), Campbell County, Wyoming" - by Brown, Drew & Massey, LLP dated February 1, 2013
  "Fourth Supplemental Limited Title Opinion, Hank Project, MB1 et. al. Mining Claims (WMC278641 et. al.), Campbell County, Wyoming" - by Brown, Drew & Massey, LLP dated August 19, 2013
  "Fifth Supplemental Limited Title Opinion, Hank Project, MB1 et. al. Mining Claims (WMC278641 et. al.), Campbell County, Wyoming" - by Brown, Drew & Massey, LLP dated September 5, 2013
  "Sixth Supplemental Limited Title Opinion, Hank Project, MB1 et. al. Mining Claims (WMC278641 et. al.), and HB#1-3 Mining Claims (WMC 297966) Campbell County, Wyoming" - by Brown, Drew & Massey, LLP dated June 18, 2019

12. "Limited Title Opinion, South Doughstick Project, WC 319 et al. Mining Claims (WMC 275263 et al.), Campbell and Johnson Counties, Wyoming" - by Brown, Drew & Massey, LLP dated October 27, 2009

  "First Supplemental Limited Title Opinion, South Doughstick Project, WC 319 et al. Mining Claims (WMC 275263 et al.), Campbell and Johnson Counties, Wyoming" - by Brown, Drew & Massey, LLP dated November 29, 2010
  "Second Supplemental Limited Title Opinion, South Doughstick Project, WC 319 et al. Mining Claims (WMC 275263 et al.), Campbell and Johnson Counties, Wyoming" - by Brown, Drew & Massey, LLP dated July 11, 2014
  "Third Supplemental Limited Title Opinion, South Doughstick Project, WC 319 et al. Mining Claims (WMC 275263 et al.), Campbell and Johnson Counties, Wyoming" - by Brown, Drew & Massey, LLP dated June 18, 2019

13. "Preliminary Title Opinion, North Jane Project, DS 3 through 18, 100, 101 Mining Claims (Lead File WMC 281326 et al.), Campbell County, Wyoming" - by Brown, Drew & Massey, LLP dated December 3, 2009

  "First Supplemental Preliminary Title Opinion, North Jane Project, DS 3 through 18, 100, 101 Mining Claims (Lead File WMC 281326 et al.), Campbell County, Wyoming" - by Brown, Drew & Massey, LLP dated June 18, 2019

14. "Preliminary Title Opinion, North Jane Project, EB 40 et al. Mining Claims (Lead Filed WMC 14069 et at), Campbell County, Wyoming" - by Brown, Drew & Massey, LLP dated December 3, 2009

  "First Supplemental Preliminary Title Opinion, North Jane Project, EB 40 et al. Mining Claims (Lead Filed WMC 14069 et at), Campbell County, Wyoming" - by Brown, Drew & Massey, LLP dated June 18, 2019

15. "Limited Title Opinion, Jane Dough Project, RK 453 et al. Mining Claims (WMC 274887 et al.), Campbell and Johnson Counties, Wyoming" - by Brown, Drew, Massey & Durham, LLP dated July 24, 2014

  "First Supplemental Limited Title Opinion, Jane Dough Project, RK 453 et al. Mining Claims (WMC 274887 et al.), Campbell and Johnson Counties, Wyoming" - by Brown, Drew, Massey & Durham, LLP dated June 18, 2019

16. "Limited Title Opinion, South Doughstick Project, Pax Irvine Mineral Trust Fee Lease, Johnson County, Wyoming" - by Brown, Drew & Massey, LLP dated October 27, 2009

  "First Supplemental Limited Title Opinion, South Doughstick Project, Pax Irvine Mineral Trust Fee Lease, Johnson County, Wyoming" - by Brown, Drew & Massey, LLP dated November 29, 2010
  "Second Supplemental Limited Title Opinion, South Doughstick Project, Pax Irvine Mineral Trust Fee Lease, Johnson County, Wyoming" - by Brown, Drew, Massey & Durham, LLP dated July 11, 2014

  "Third Supplemental Limited Title Opinion, South Doughstick Project, Pax Irvine Mineral Trust Fee Lease, Johnson County, Wyoming" - by Brown, Drew, Massey & Durham, LLP dated June 18, 2019

17. "Limited Title Opinion, Jane Dough Project, Pax Irvine Mineral Trust, et al Fee Leases, Johnson and Campbell Counties, Wyoming" - by Brown, Drew, Massey & Durham, LLP dated July 24, 2014

  "First Supplemental Limited Title Opinion, Jane Dough Project, Pax Irvine Mineral Trust, et al Fee Leases, Johnson and Campbell Counties, Wyoming" - by Brown, Drew, Massey & Durham, LLP dated June 18, 2019

18. Preliminary Title Opinion, North Jane Project, Nelroy LLC et al. Fee Leases, Campbell County, Wyoming" - by Brown, Drew & Massey, LLP dated November 25, 2009

  "First Supplemental Preliminary Title Opinion, North Jane Project, Nelroy LLC et al. Fee Leases, Campbell County, Wyoming" - by Brown, Drew & Massey, LLP dated June 18, 2019

19. "Limited Title Opinion, Nichols Ranch Project, EB 67 et al. Mining Claims (WMC 277010 et al.), Campbell and Johnson Counties, Wyoming" - by Brown, Drew & Massey, LLP dated October 27, 2009

  "First Supplemental Limited Title Opinion, Nichols Ranch Project, EB 67 et. al Mining Claims (WMC 277010 et al.), Campbell and Johnson Counties, Wyoming" - by Brown, Drew & Massey, LLP dated November 29, 2010
  "Second Supplemental Limited Title Opinion, Nichols Ranch Project, EB 67 et. al Mining Claims (WMC 277010 et al.), Campbell and Johnson Counties, Wyoming" - by Brown, Drew, Massey & Durham, LLP dated February 1, 2013
  "Third Supplemental Limited Title Opinion, Nichols Ranch Project, EB 67 et. al Mining Claims (WMC 277010 et al.), Campbell and Johnson Counties, Wyoming" - by Brown, Drew, Massey & Durham, LLP dated August 19, 2013
  "Fourth Supplemental Limited Title Opinion, Nichols Ranch Project, EB 67 et. al Mining Claims (WMC 277010 et al.), Campbell and Johnson Counties, Wyoming" - by Brown, Drew, Massey & Durham, LLP dated September 5, 2013
  "Fifth Supplemental Limited Title Opinion, Nichols Ranch Project, EB 67 et. al Mining Claims (WMC 277010 et al.), Campbell and Johnson Counties, Wyoming" - by Brown, Drew, Massey & Durham, LLP dated July 11, 2014
  "Sixth Supplemental Limited Title Opinion, Nichols Ranch Project, EB 67 et. al Mining Claims (WMC 277010 et al.), Campbell and Johnson Counties, Wyoming" - by Brown, Drew, Massey & Durham, LLP dated June 18, 2019

20. "Limited Title Opinion, Nichols Ranch Project, Betty Lou Payne et al Fee Leases, Johnson County, Wyoming" - by Brown, Drew & Massey, LLP dated October 16, 2009

  "First Supplemental Limited Title Opinion, Nichols Ranch Project, Betty Lou Payne et al Fee Leases, Johnson County, Wyoming" - by Brown, Drew & Massey, LLP dated November 29, 2010

  "Second Supplemental Limited Title Opinion, Nichols Ranch Project, Betty Lou Payne et al Fee Leases, Johnson County, Wyoming" - by Brown, Drew, Massey & Durham, LLP dated February 1, 2013
  "Third Supplemental Limited Title Opinion, Nichols Ranch Project, Betty Lou Payne et al Fee Leases, Johnson County, Wyoming" - by Brown, Drew, Massey & Durham, LLP dated August 19, 2013
  "Fourth Supplemental Limited Title Opinion, Nichols Ranch Project, Betty Lou Payne et al Fee Leases, Johnson County, Wyoming" - by Brown, Drew, Massey & Durham, LLP dated September 5, 2013
  "Fifth Supplemental Limited Title Opinion, Nichols Ranch Project, Betty Lou Payne et al Fee Leases, Johnson County, Wyoming" - by Brown, Drew, Massey & Durham, LLP dated July 11, 2014
  "Sixth Supplemental Limited Title Opinion, Nichols Ranch Project, Betty Lou Payne et al Fee Leases, Johnson County, Wyoming" - by Brown, Drew, Massey & Durham, LLP dated June 18, 2019

21. "Preliminary Title Status Report - Grants Uranium District properties of Uranium Resources, Inc., McKinley County, New Mexico (Roca Honda Claims; Endy Claims; and Section 17 mineral estate) - by Fognani & Faught, PLLC dated June 18, 2015

  "Report on Section 17, T13N R8W, NMPM, McKinley County, NM" - by Peake Land Services LLC dated June 11, 2019
  "Update regarding Preliminary Title Status Report - Grants Uranium District properties of Uranium Resources, Inc., McKinley County, New Mexico (Roca Honda Claims; Endy Claims; and Section 17 mineral estate) - by Haynes and Boone, LLP dated June 21, 2019

22. Mestena Ranch Limited Hard Minerals Ownership Research 195,501.03 acres; Brooks County and Jim Hogg County, Texas - by Dudley Land Company dated June 18, 2019

23. "Mining Claim Status Report, Bullfrog Mine, Garfield County, Utah" - by Parsons Behle & Latimer, a Professional Law Corporation dated July 2, 2019

24. "Mining Claim Status Report, Canyon Mine, Coconino County, Arizona" - by Parsons Behle & Latimer, a Professional Law Corporation dated July 2, 2019

25. "Mining Claim Status Report, Daneros Mine, San Juan County, Utah" - by Parsons Behle & Latimer, a Professional Law Corporation dated July 2, 2019

26. "Fee Property Status Report, White Mesa Mill, San Juan County, Utah" - by Parsons Behle & Latimer, a Professional Law Corporation dated July 2, 2019

27. "Millsite Status Report, White Mesa Mill, San Juan County, Utah" - by Parsons Behle & Latimer, a Professional Law Corporation dated July 2, 2019

28. "Special Use Lease Agreement 446 Status Report, White Mesa Mill, San Juan County, Utah" - by Parsons Behle & Latimer, a Professional Law Corporation dated July 2, 2019

29. "State Mineral Lease Status Report, Tony M Mine, Garfield County, Utah" - by Parsons Behle & Latimer, a Professional Law Corporation dated July 2, 2019

30. "Mining Claim Status Report, Tony M Mine, Garfield County, Utah" - by Parsons Behle & Latimer, a Professional Law Corporation dated July 2, 2019